UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2026

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on July 8, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Traws Pharma, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s 2021 Incentive Compensation Plan (as so amended, the “Plan”), to increase the number of shares of common stock available for issuance by 2,000,000 and make certain other administrative changes (the “Amendment”). The amendment to the Plan became effective on July 8, 2026 following receipt of stockholder approval.

Additional information regarding the Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on May 29, 2026, which information is incorporated herein by reference. Such information and the foregoing description of the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 8, 2026, the Company held the Annual Meeting in a virtual format. At the close of business on May 18, 2026, the record date for the Annual Meeting, there were 15,150,669 shares of Company common stock issued and outstanding, which constituted all of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting. Pursuant to Nasdaq listing rules, holders of outstanding shares of the Company’s common stock, as of the Record Date, which were issued to certain investors pursuant to that certain Securities Purchase Agreement entered into by and between us and such investors on April 15, 2026, were not entitled to vote such shares on Proposal No. 4 presented to stockholders for approval at the Annual Meeting. At the Annual Meeting, 8,452,410 of the Company’s 15,150,669 outstanding shares of common stock entitled to vote as of the record date, or approximately 55.78%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The proposals voted on at the Annual Meeting are more fully described in the Proxy Statement, which information is incorporated herein by reference.

The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal 1: To elect seven directors, each to hold office until our 2027 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Iain Dukes, D.Phil.	6,448,795	73,766	1,929,849
Werner Cautreels, Ph.D.	6,448,941	73,620	1,929,849
Trafford Clarke, Ph.D.	5,711,434	811,127	1,929,849
John Leaman, M.D.	6,466,029	56,532	1,929,849
Nikolay Savchuck Ph.D.	6,448,282	74,279	1,929,849
M. Teresa Shoemaker	5,710,047	812,514	1,929,849
Jack E. Stover	5,694,085	828,476	1,929,849

Proposal 2: To consider and vote upon an amendment of the Company’s 2021 Incentive Compensation Plan, as amended and restated, to increase the number of shares of common stock available for issuance by 2,000,000 and make certain other administrative changes. The proposal to approve the Amended Plan was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,821,796	1,694,075	6,690	1,929,849

Proposal 3: To consider and vote upon the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,659,805	789,757	2,848	0

Proposal 4: To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock upon exercise of those Series B Warrants and Series C Warrants to purchase shares of our common stock issued to certain investors pursuant to that certain Securities Purchase Agreement entered into by and between us and such investors on April 15, 2026. The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,270,414	151,196	614,528*	1,929,849

* As noted above, excludes an aggregate of 3,486,423 shares from Proposal No. 4, in accordance with Nasdaq listing rules.

Proposal 5: To approve the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event we have not received sufficient votes in favor of any of the foregoing proposals. The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,882,130	562,323	7,957	0

Although Proposal 5 was approved by the Company’s stockholders, the Company did not elect to adjourn the Annual Meeting, as each of Proposals 1 through 4 were approved by the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Traws Pharma, Inc. 2021 Incentive Compensation Plan.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2026	TRAWS PHARMA, INC.

	By:	/s/ Charles Parker
Charles Parker
Chief Financial Officer